Contract:	Mark E. Secor
Chief Financial Officer
Phone:	(219) 873-2611
Fax:	(219) 874-9280
Date:	March 17, 2021

FOR IMMEDIATE RELEASE

Horizon Bancorp, Inc. Increases Quarterly Dividend by 8.3% to $0.13 per Share

Michigan City, Indiana, March 17, 2021 (GLOBE NEWSWIRE) — Horizon Bancorp, Inc. (NASDAQ GS: HBNC) announced that its Board of Directors approved an 8.3% increase in its quarterly cash dividend from $0.12 to $0.13 per share.

The increase is effective with the company’s next quarterly dividend, payable on April 16, 2021 to common stockholders of record as of April 2, 2021.

“We believe Horizon's balance sheet strength, operating discipline and efficiency, credit expectations, and long–term growth opportunities in attractive Midwest markets support the company’s eighth dividend increase over the last 10 years,” Chairman and CEO Craig M. Dwight said. “Today, we maintain approximately 17 future quarters of cash on hand at the holding company level to cover the new 13 cent dividend and interest on all debt, and Horizon has consistently demonstrated its ability to grow retained earnings while paying an uninterrupted quarterly cash dividend over the last 30 years.”

With the increase, annual dividends of $0.52 represent a dividend yield of 2.66%, based on the March 15, 2021 closing share price for Horizon common stock.

About Horizon Bancorp, Inc.

Horizon Bancorp, Inc. (NASDAQ GS: HBNC) is the $5.9 billion–asset commercial bank holding company for Horizon Bank, which serves customers across diverse and economically attractive Midwestern markets. Horizon’s convenient digital and virtual tools are used by customers for a majority of their transactions with the bank, together with its Indiana and Michigan locations. Horizon’s retail offerings include prime residential, indirect auto, and other secured consumer lending to in–market customers, as well as a range of personal banking and wealth management solutions. Commercial lending represents over half of total loans outstanding with a primary focus on in–market sponsors, and Horizon also provides a comprehensive array of business banking and treasury management services. More information on Horizon, headquartered in Northwest Indiana’s Michigan City, is available at horizonbank.com and investor.horizonbank.com.

Forward Looking Statements

This press release may contain forward–looking statements regarding the financial performance, business prospects, growth and operating strategies of Horizon Bancorp, Inc. and its affiliates (collectively, “Horizon”). For these statements, Horizon claims the protection of the safe harbor for forward–looking statements contained in the Private Securities Litigation Reform Act of 1995. Statements in this press release should be considered in conjunction with the other information available about Horizon, including the information in the filings we make with the Securities and Exchange Commission. Forward–looking statements provide current expectations or forecasts of future events and are not guarantees of future performance. The forward–looking statements are based on management’s expectations and are subject to a number of risks and uncertainties. We have tried, wherever possible, to identify such statements by using words such as “anticipate,” “estimate,” “project,” “intend,” “plan,” “believe,” “will” and similar expressions in connection with any discussion of future operating or financial performance.

Although management believes that the expectations reflected in such forward–looking statements are reasonable, actual results may differ materially from those expressed or implied in such statements. Risks and uncertainties that could cause actual results to differ materially include risk factors relating to the banking industry and the other factors detailed from time to time in Horizon’s reports filed with the Securities and Exchange Commission, including those described in Horizon’s Annual Report on Form 10–K and its quarterly reports on Form 10–Q. Further, statements about the effects of the COVID–19 pandemic on our business, operations, financial performance, and prospects may constitute forward–looking statements and are subject to the risk that the actual impacts may differ, possibly materially, from what is reflected in those forward–looking statements due to factors and future developments that are uncertain, unpredictable, and in many cases beyond our control, including the scope and duration of the pandemic, actions taken by governmental authorities in response to the pandemic, and the direct and indirect impact of the pandemic on our customers, third parties, and us. Undue reliance should not be placed on the forward–looking statements, which speak only as of the date hereof. Horizon does not undertake, and specifically disclaims any obligation, to publicly release the result of any revisions that may be made to update any forward–looking statement to reflect the events or circumstances after the date on which the forward–looking statement is made, or reflect the occurrence of unanticipated events, except to the extent required by law.

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